EXHIBIT 10.1

AGREEMENT AND RELEASE

This Special Employment and Separation Agreement and Release ("Release" or “Agreement”) is made and entered into this 19 day of August 2022 by and between and The Chemours Company (“Chemours” or "Employer" or “Company”) and David C. Shelton ("Employee"), in connection with Employee's change of role effective October 1, 2022 (the “Effective Date”) and separation of employment with Employer, effective December 31, 2023 (the “Separation Date”). Together, Employer and Employee are the “Parties”.

In consideration of the mutual promises and releases contained herein and other good and valuable consideration as set forth herein, it is hereby agreed as follows:

1.

In full and final settlement of any claims and demands for relief which may be asserted by Employee against Employer, its predecessors, successors and assigns, and the Employer’s directors, officers, agents, attorneys and representatives, and in exchange for the mutual promises and obligations of the Parties as set forth in this Release, the Parties agree as follows:

(a)	Employee shall remain employed by Employer as an employee until December 31, 2023.
i.

Except as noted below, between the time of the Effective Date and December 31, 2023, Employee will be a full service employee and his base salary and short and long term incentive awards and other forms of compensation and benefits will remain the same as he has been receiving prior to the Effective Date; however, the 2023 annual bonus will be paid pursuant to 1(b)i below, and on the first payroll period after the Separation Date.  Employee’s work will be as Special Counsel to the CEO, counseling on legacy liabilities and providing any knowledge transfer as requested by the CEO.  With respect to Employee’s long term incentive awards those awards will remain subject to, and will be paid under, the terms of the applicable award agreement(s).

(b)	In exchange for his continued employment through 2023 as Special Counsel, in the Payroll period following the Separation Date the Company will make the following lump sum payments to Employee:
i.	$250,000 retention pay equal to one half a year’s salary (1 week of pay per year of service to a maximum of 26 weeks), and $350,000 that reflects the 2023 Annual Incentive Plan at target of 100%.

ii.

Payment for unused accrued vacation pay as of Separation Date and any other sums which Employee has accumulated under Employer’s Retirement Savings Restoration Plan to be paid pursuant to the terms and conditions of that plan.

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iii.	A lump sum payment equivalent to two weeks’ paid notice of termination, in the amount of $19,230.77.

iv.

A lump sum payment of $1,888 to maintain insurance coverage under Employer’s group health plans in which Employee is already enrolled.  Employee may use this lump sum payment to elect continuation of health benefits under COBRA by electing COBRA before that option ends, and if so elected Employee agrees to complete the required forms to elect continuation of benefits and to pay the premium and administrative fee amount directly to Employer’s third-party administrator for COBRA. Employee agrees that the provision of continuation of benefits will count towards the 18-month total period of coverage required to be provided pursuant to the Consolidated Omnibus Reconciliation Act (“COBRA”). Employee agrees that Employee must continue to pay the premium and any administrative fee pursuant to the COBRA election forms that will be provided to Employee at termination if COBRA is chosen.

(c)

The Company further commits to pay Employee an additional $400,000 in exchange for the Employee’s agreement that at Separation, he will sign the attached Exhibit B to this Agreement, to go into effect on January 1, 2024, after Separation. Exhibit B comprises Employee’s agreement to recommit to the promises and obligations described generally in this Release and that they will apply to the period between the Effective date and December 31, 2023.  Additionally, Employee will agree to Non-Competition, Non-Solicitation and mutual Non-Disparagement as described in Exhibit B. Payment of the additional $400,000 will be made in 2024, no later than January 31, 2024, after the Exhibit B is signed agreeing to recommit to the provisions of this Agreement and the additional terms outlined in Exhibit B.

(d)

The Company agrees to retain Employee as a Consultant as outlined in the attached consulting agreement at Exhibit C for $22,222.00 per month, to provide consulting services of no more than 20% of the average time spent during full-time employment from January 1, 2024 through June 30, 2025, or thereafter if both parties continue the arrangement.

(e)

All settlement payments shall be subject to applicable federal, state, or local withholding, taxes, or other deductions or withholdings required by law or Employer’s Employee Welfare Benefits Plan, if any, and shall be payable in accordance with Employer’s ordinary payroll practices. Employee will be separately notified of Employee’s rights to benefits continuation pursuant to COBRA and entirely responsible for timely signing up, paying premiums and meeting associated deadlines for the COBRA option.

2.

Adequacy of Consideration.  Employee agrees that this consideration is adequate to support this Agreement. For the avoidance of doubt, if Employee revokes or does not timely return the executed Agreement Employee shall not be entitled to the payments and benefits set forth in the Agreement.  Similarly, with regard to the post separation Exhibits, if Employee fails to

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timely sign the Certificate of Compliance attached hereto as Exhibit A, or Exhibits B and C at separation Employee shall not be entitled to the payments and benefits set forth in those Exhibits.

3.

No Additional Benefits. Other than those payments and benefits described in this Agreement, which shall be paid subject to the terms and conditions of this Agreement, and the additional obligations and agreements at Separation, provided that Exhibits A, B and C are signed by Employee on or before January 22, 2024, Employee acknowledges and agrees that Employee is not entitled to any additional payments or benefits in connection with termination of Employee’s employment with Employer, including without limitation, the accrual of any additional benefits.

4.

Tax Liability. Employee, on behalf of himself and his heirs, successors and assigns, agrees that, in the event he incurs any tax liability resulting from any payments described herein, he shall be solely responsible for such taxes and shall indemnify and hold Employer harmless from such taxes, interest and penalties.

5.

Duty of Cooperation. Employee agrees to reasonably cooperate with Employer and to provide all information and sign any corporate records and instruments that Employer may reasonably request with respect to any matter involving Employee’s employment relationship with Employer, the work Employee has performed, or present or former employees of Employer, including but not limited to any litigation with respect to such matters.

6.

No Obligation to Mitigate. In no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not Employee obtains other employment, which he is freely permitted to do after the Separation Date and subject to the limitations outlined in Exhibit B.

7.

Indemnification/D&O.  Employee shall continue to be indemnified by the Company to the maximum extent permitted by applicable law and by the Company’s by-laws and shall continue to be covered as an officer and as a director of the Company under the Company’s applicable directors’ and officers’ or other third party liability insurance, including any “tail” coverage following Separation Date.

8.

Acknowledgement No Claim for Wages or Compensation or FMLA leave. Except for any payments, short or long term incentive awards, or accrued vacation, or other forms of compensation referenced in Section 1 above, Employee acknowledges that Employee has been paid in full all compensation and benefits due to Employee as of the date of Employee’s signature on this Agreement including, but not limited to, having received all wages, overtime, meal and rest break pay, salary, expense reimbursement, penalty, bonus or other compensation of any kind which Employee is due or to which Employee believes Employee may be entitled. To the extent permitted by law, Employee waives any claim for wages, salary, reimbursement, penalty, bonus or other compensation earned or accrued through the date Employee signs this Agreement. Employee further warrants that, if applicable, Employee has exercised without interference all leave rights available to Employee under the Family and Medical Leave Act.

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9.

Age Discrimination Release Notification. This Agreement includes a release of all charges and claims under the Age Discrimination in Employment Act (“ADEA”) and, therefore, pursuant to 29 U.S.C. § 626(f), Employee acknowledges that:

(a)	Employee is releasing claims Employee may have under the ADEA;
(b)	Employee has read and fully understands the terms of this Agreement;
(c)	Employee has agreed to execute this Agreement knowingly and voluntarily;
(d)

As with any legal document, Employee is advised to consult with an attorney of Employee’s own choosing and to discuss all aspects of this Agreement with an attorney of Employee’s own choosing before signing this Agreement;

(e)	Employee is releasing all claims arising up to and including the date of this release until the end of his employment and Consulting Agreement;
(f)

Employee may sign at any time, but acknowledges that Employee has twenty-one (21) days in which to consider this release of claims under the ADEA, which Employee acknowledges to be a reasonable and sufficient period of time for review, deliberation, and negotiation;

(g)	Employee has full knowledge of the implications of such settlement and release of claims; and
(h)

Employee may revoke Employee’s release of claims under the ADEA for a period of seven (7) days from the date of Employee’s execution of the Agreement by delivering a written notice of revocation to Employer, to Susan Kelliher, Senior Vice President, People 1007 N. Market Street, Wilmington DE 19801 or Susan.Kelliher@chemours.com.

(i)	No payment called for under paragraph 1 hereof will be made until the revocation period has passed.
12.

Unconditional General Release. Except as specifically provided elsewhere in this Agreement, in consideration of the benefits to Employee in this Agreement, the adequacy of which is hereby acknowledged, and as a material inducement to Employee to enter into this Agreement, Employee agrees for Employee’s heirs and personal or legal representatives, that by Employee’s signature, Employee is forever giving up and waiving any claims, whether known or unknown, Employee ever has had or may have against Employer, for any personal or monetary relief that is based, in whole or in part, on conduct that occurred by Employer on or before the date Employee signs this Agreement. Employee represents and warrants that Employee has no suits, claims, charges, complaints except as specifically provided elsewhere in this Agreement, in consideration of the benefits to Employee in this Agreement, the adequacy of which is hereby acknowledged, and as a material inducement to Employee to enter into this Agreement, Employee agrees for Employee’s heirs and personal or legal representatives, that by Employee’s signature, Employee is forever giving up and waiving any claims, whether known or unknown, Employee ever has had or may have against Employer, for any personal or monetary relief that is based, in whole or in part, on conduct that occurred by Employer on or before the date Employee signs this Agreement.

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13.

Waiver. By waiving and giving up such claims Employee understands that Employee is releasing Employer from any liability or obligation for any expense, damage, or loss Employee did or might claim based on, among other things, the following: (a) Employee’s employment with Employer or the termination of that employment; (b) any Employer policy, practice, contract, agreement, promise, publication, or other communication; (c) any tort or personal injury; (d) any policies, practices, laws or agreements governing the payment of wages, commissions or other compensation; (e) any laws governing employment discrimination, including, but not limited to, Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; The Employee Retirement Income Security Act of 1974 ("ERISA") (except for any vested benefits under any tax qualified benefit plan); The Immigration Reform and Control Act; The Americans with Disabilities Act of 1990; the Delaware Whistleblowers’ Protection Act; The Age Discrimination in Employment Act of 1967 (“ADEA”);The Worker Adjustment and Retraining Notification Act; The Fair Credit Reporting Act; The Family and Medical Leave Act; The Genetic Information Nondiscrimination Act; The Equal Pay Act; The Sarbanes-Oxley Act retaliation provisions; The False Claims Act retaliation provisions; The Dodd-Frank Wall Street Reform and Consumer Protection Act retaliation provisions; The Older Worker Benefit Protection Act; and any similar federal, state, or local law or ordinance; (f) any claim of retaliation based on any federal, state, or local law or ordinance; (g) any laws or agreements that provide for punitive, exemplary or statutory damages; (h) any implied contract, covenant of good faith and fair dealing, or violation of public policy or claims that Employee was fraudulently induced to enter into this Agreement; interference with business opportunity or contracts, negligence, misrepresentation, fraud, detrimental reliance, personal injury, assault, battery, defamation, false light, invasion of privacy, infliction of emotional distress, retaliation, constructive discharge, or wrongful discharge; (i) any other federal, state or local law or ordinance relating to employment or benefits associated with employment; and (j) any laws or agreements that provide for payment of attorneys’ fees, costs or expenses.

14.

Claims Not Waived and Cooperation with Governmental Entities. This Agreement does not waive any claim for breach of this Agreement or claims that Employee may have that by law cannot be waived or released. Employee is not waiving any rights he/she may have to: (a) his/her own vested or accrued employee benefits under Employer’s health, welfare, or retirement plans as of Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) any bounty that may be recoverable as a result of participating in the Securities and Exchange Commission’s whistleblower program, or any other bounty program for which recovery cannot be waived as a matter of law; (d) pursue claims which by law cannot be waived by signing this Agreement; (e) enforce this Agreement; and/or (f) challenge the validity of this Agreement. Further, notwithstanding any other provision of this Agreement (including the non-disparagement provision and confidentiality provision), Employee may file a charge, or cooperate with any government agency (including but not limited to the Equal Employment Opportunity Commission (“EEOC”)) for claims not covered in this release, although this Agreement does prohibit Employee from obtaining any personal or monetary relief for Employee based on such a charge or based on Employee’s providing information to or cooperating with the EEOC or any other governmental agency or demands of any kind whatsoever currently pending against Chemours with any local, state, or federal court or any governmental, administrative, investigative, civil rights or other agency or board.

15.	Non-Admission. Employee understands and agrees that Employer expressly denies any liability or any wrongdoing in connection with Employee’s separation from employment or in connection

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with any dispute Employee may have with or about Employer. Employee further understands and agrees that Employer expressly denies any responsibility for any injury or loss Employee has or may allege.
16.

Section 409A. It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the interpretive guidance thereunder, including the exemptions for short-term deferrals, reimbursements, limited payments, and in-kind distributions, and this Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of this Agreement would fail to comply with the applicable requirements of Code Section 409A, the Company may, in its sole discretion, make such modifications to the Agreement and/or payments to be made thereunder to the extent it determines necessary to comply with the requirements of Code Section 409A; provided, however, that the Company shall in no event be obligated to pay any interest, compensation, or penalties in respect of any such modifications; and provided, further, that neither the Company nor Employee will have the right to accelerate or defer the delivery of any payments or benefits except to the extent specifically permitted or required by Section 409A. Employee hereby releases and holds harmless the Company, its directors, officers, and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees, or other liability incurred by Employee as a result of the application of Code Section 409A. Nothing in this Agreement shall be construed as a guarantee of any particular tax effect for the Employee’s compensation and benefits, and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Code Section 409A.

17.

Severability. If any portion or clause of this Agreement is void or deemed unenforceable for any reason, the unenforceable portion or clause shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force.

18. No Assignment of Claims Released. Employee represents that Employee has not assigned, given or sold any portion of any claim represented to be released in this Agreement to anyone else. If Employee shall die before all the payments required by this Agreement and those payments required in Exhibit B to be made to Employee have been made, then all remaining payments, except those outlined in Exhibit C which are not included in this provision, shall be made to Employee’s estate or such person or trust as Employee shall designate.

19.

Governing Law and Venue. This Agreement shall be interpreted in accordance with the laws of the State of Delaware. Any dispute or controversy related to, or arising from, this Agreement shall be brought exclusively in the state or federal court located in New Castle County, Delaware.  Employee submits to personal jurisdiction in these courts.

20.

DTSA Notification. Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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21. Entire Agreement. Each of the parties to this Agreement represents and warrants to the other that, except for the obligations contained in this Agreement and those continuing obligations under his Employment Agreement and Exhibit A , Exhibit B and in his Consulting Agreement (Exhibit C), there are no other obligations of any kind between the parties. Employee agrees that in executing this Agreement Employee does not rely upon and has not relied upon any representation or statement not set forth in this Agreement with regard to the subject matter, basis or effect of this Agreement. Employee represents that Employee has carefully read the Agreement, that Employee has been fully and fairly advised as to its terms and that Employee executes this Agreement as Employee’s own free act and deed.

22.	Binding Agreement. This Agreement is binding upon and its benefits accrue to the parties hereto and their respective successors, executors, administrators, and permitted assigns.

IN WITNESS WHEREOF, the parties hereto, have executed this Agreement on the date(s) set forth below, intending to be legally bound hereby.

/s/ David C. Shelton
Witness	David C. Shelton

Date: August 19, 2022

FOR: The Chemours Company
Witness

Date: August 19, 2022	By: /s/ Susan Kelliher

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EXHIBIT “A”

THE CHEMOURS COMPANY

Certificate of Compliance

This to certify that in connection with the termination of my employment with The Chemours Company, I do not have in my possession, nor have I have failed to return, any records, documents, laboratory notebooks, data, specifications, materials, drawings, blueprints, reproductions, sketches, notes, reports, proposals, customer lists, computer software (including source or object code listings therefor), documentation accompanying computer software, flow charts, data structures, data files, algorithms, programs structures and logic, prototypes and like items or copies of the foregoing or any other documents, materials or written or computerized information belonging to The Chemours Company or to any of its subsidiaries, joint ventures, or affiliated companies, or to their clients, customers, or licensees.

I further state that I have been advised that I am obligated to preserve in confidence and not use for my own benefit or for the benefit of any third party (including any future employer or client) any and all confidential and proprietary company information that I learned about during my employment with the company, including any such information relating to trade secrets; research initiatives and projects; manufacturing and research processes and methods; experimental and test results; computer software and code; data or information relating to company’s products or services; mailing lists; cost and pricing information; lists of customers or prospective customers; marketing or strategy information; competitive intelligence; employee compensation information; and including any such confidential or proprietary information pertaining to any of company’s subsidiaries, joint ventures, suppliers, customers, consultants or licensees. I understand that this Certificate of Compliance is not to be construed as a substitute for my Employment Agreement and that to the extent that I have obligations under such an agreement, I hereby state and affirm that I intend to comply with those obligations.

We also take this opportunity to remind you that under the Employee Agreement which you signed at the commencement of your employment with the company, you are obligated to preserve in confidence and not divulge or use for your own benefit or the benefit of any third party (including any future employer or client) any of the following:  all confidential and proprietary information, knowledge, data, documents or other information relating to company’s products, systems, manufacturing facilities, technology, research programs, know-how, designs, data, customer lists, shareholders or any other proprietary information pertaining to any business of The Chemours Company or any of its subsidiaries, parents, or affiliated companies, or information pertaining to any of company’s suppliers, customers, consultants or licensees that you have learned during your term of employment.

ACKNOWLEDGED AND AGREED this ____ day of December, 2023

___________________________________________________________________________________________

_____________________________

David Shelton

FOR: The Chemours Company

By:____________________________________________________________

____________________________________________________________

Print name, title

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Exhibit B – Post Separation Agreement

This Exhibit B (Post Separation Agreement) is made and entered into this ___ day of January 2024 by and between and The Chemours Company (“Chemours” or "Employer" or “Company”) and David Shelton ("Employee"), in connection with Employee's Separation of Employment effective December 31, 2023 (the “Separation Date”).

In exchange for a payment of $400,000, Employee agrees to the following:

A. Employee agrees and recommits and incorporates to all of the obligations and terms in the Special Employment and Separation Agreement and Release signed 19 August 2022, and specifically additionally agrees that all of the terms of that Agreement apply to the entire time period between 19 August 2022 and the signing of this Exhibit B.

B. Additionally, Employee will abide by the following Non-Competition, Non-Solicitation and Non-disparagement provisions:

a.Unless Employee first obtains the Company’s written consent, Employee will not disclose or use at any time in any way any Chemours’ trade secret, or technical or nontechnical confidential information of Chemours of which he became or becomes aware either before or after Employee’s departure from Chemours, except where such disclosure is required by law.

b.For 2 year(s) from the end of Employee’s Consulting agreement on June 30, 2025, refrain from entering into an employment or consulting relationship with DuPont or Corteva, or the following direct competitors of Chemours:  Tronox, Venator, Lomon Billons, Kronos, Honeywell, Arkema, or Solvay.

c.For 2 year(s) from the end of Employee’s Consulting agreement on June 30, 2025, Employee agrees not to hire, recruit, solicit or induce any employee of the Company to terminate his or her employment with the Company and/or to seek employment with his subsequent or prospective employer;

d.Upon request, Employer will provide Employee’s last job title, date of hire and last salary through the termination date.

e. Employee and Employer mutually agree that they will not make any disparaging, slanderous or libelous verbal or written statements or in any way communicate information to third parties for the purpose of damaging any Parties’ business standing or reputation.

C. Employer agrees to make the payment of $400,000 on or before January 31, 2024 in exchange for these additional agreements in Exhibit B to the Special Employment and Separation Agreement.

Acknowledged and Agreed this ___ day of December, 2023.

_____________________________

David C. Shelton

Date:  _____________________

For: The Chemours Company

______________________________

Date: ___________________________

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Exhibit C

Consulting Agreement for Private Consulting Activities

The Chemours Company FC, LLC (hereinafter "COMPANY") and David Shelton (hereinafter "CONSULTANT") agree that CONSULTANT will advise COMPANY on matters relating to his previous roles as Special Counsel to the CEO and Senior Vice President, General Counsel and Corporate Secretary under the following terms and conditions (“this Agreement”):

1.Consulting Services. CONSULTANT's responsibilities shall include, without limitation, the following activities (hereinafter collectively referred to as "Services"):  Advice, counsel, assistance and/or advocacy with Chemours as requested by Mark Newman.

CONSULTANT shall perform the Services only upon COMPANY's request and after the scope of the Services has been approved by COMPANY.  The Services may be performed via telephone and digitally and may include meetings with personnel and other consultants at times and locations to be mutually agreed upon.

2.Compensation.  In consideration for CONSULTANT's services hereunder, COMPANY shall pay CONSULTANT as follows:

a.$22,222.00 per month (“Base Fee”) for no more than 20% of average prior full time service a month.

b.Pre-approved, reasonable out-of-pocket expenses (upon presentation of appropriate receipts) incurred by CONSULTANT, including all travel, food and lodging, in connection with the Services provided hereunder.

i. CONSULTANT shall perform services at the Company’s request, but in no event shall CONSULTANT be required to provide more than 20% of average prior full time service a month.  Payment for the Base Fee and any out-of-pocket expenses shall be made within sixty days (60) days of receipt of services and, in the case of out-of-pocket expenses, submission of appropriate vouchers and receipts as may be reasonably necessary to substantiate CONSULTANT's out-of-pocket expenses.

ii. Any reimbursements that constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code shall be provided in a manner that complies with Treasury Regulation Section 1.409A-3(i)(1)(iv). Accordingly, (i) such reimbursements will be made not later than the last day of the calendar year after the calendar year in which the expenses were incurred, (ii) any right to such reimbursements will not be subject to liquidation or exchange for another benefit, and (iii) the amount of the expenses eligible for reimbursement during any taxable year will not affect the amount of expenses eligible for reimbursement in any other taxable year.

iii. CONSULTANT shall not be paid and is not entitled to vacation, holiday or sick time during the term of Agreement.  In the event of premature termination of the Agreement COMPANY shall pay CONSULTANT for the Services performed and expenses incurred through the date of termination.

3.Term and Termination.  This Agreement shall be effective upon full execution of this Agreement and continue for a period of eighteen months (18) months beginning January 1, 2024, through June 30, 2025, to be extended beyond June 30, 2025 at COMPANY’s discretion on a month-to-month basis, not to exceed 12 months.

a. The Agreement may be extended by written agreement signed by the parties.  Termination or expiration of this Agreement shall not affect any rights or obligations which have accrued prior thereto or in connection therewith. Any written agreements altering the term and/or conditions of this agreement must be reviewed and approved in advance by the Senior Vice President, People.

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4.Confidential Information.

a.With respect to any Company information shared with CONSULTANT pursuant to this agreement, or information of a technical or business information of a proprietary or confidential nature which CONSULTANT may consult or obtain from COMPANY under this Agreement, or which is developed by CONSULTANT as a result of CONSULTANT's Services hereunder (all of such information being referred to hereinafter as "Company Information"), it is understood that until the Company Information in question has been disclosed by COMPANY to the public generally or until COMPANY grants CONSULTANT specific written approval to deal otherwise with Company Information, CONSULTANT will:

i)treat and maintain all Company Information as confidential;

ii)not use any Company Information except as required by law and to the extent necessary for the aforesaid consulting tasks; and

iii)not disclose any Company Information to any third party without prior written approval from COMPANY: and

iv)Upon a conclusion of this Agreement CONSULTANT shall promptly return all Confidential Information.

b.Consultant’s obligations set forth in this Section 4 shall not apply with respect to any portion of the Company Information that is required to be disclosed in response to a valid order by a court or other governmental body, or as otherwise required by law.

5. Computer Access.  If CONSULTANT will be provided access to COMPANY’s computer systems, CONSULTANT shall execute and comply with the "Chemours Electronic Access Agreement".

6.Privacy.  If any personal information (i.e., information that can reveal the identity of a person) will be transferred to or processed by CONSULTANT, CONSULTANT shall execute and comply with COMPANY’s "Data Transfer Agreement".  Any personal information provided by one Party to the other may only be used in connection with this Agreement and may not be used for direct marketing or transferred to any third party.

7.Records Retention and Audits.  CONSULTANT shall maintain, in secure locations (to prevent destruction and unauthorized access) and in accordance with Generally Accepted Accounting Principles and Practices and statutory requirements, records sufficient to document all charges.  Upon notice from COMPANY, CONSULTANT shall provide COMPANY (and its accountants and auditors) with access to such records (except for records regarding CONSULTANT’S internal costs) to determine if the charges are accurate according to this Agreement and to otherwise audit compliance with this Agreement

8.Compliance.  In the performance of the Services hereunder, CONSULTANT shall comply with all applicable federal, state and local laws, regulations and guidelines.  CONSULTANT shall also comply with COMPANY's polices and Code of Conduct when performing duties for COMPANY.

9.Independent Contractor.  CONSULTANT's status under this Agreement is that of an independent contractor.  CONSULTANT shall not be deemed an employee, agent, partner or joint venturer of COMPANY for any purpose whatsoever, and CONSULTANT shall have no authority to bind or act on behalf of COMPANY.  This Agreement shall not entitle CONSULTANT to participate in any benefit plan or program of COMPANY.  CONSULTANT shall be responsible for, and agrees to comply with, obligations under federal and state tax laws for payment of income and, if applicable, self-employment tax.

10.Assignment.  CONSULTANT may not assign this Agreement or any interest herein, or delegate any of its duties hereunder, to any third party without COMPANY's prior written consent, which consent is within

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COMPANY's sole discretion to grant or withhold.  Any attempted assignment or delegation without such consent shall be null and void.

11. Indemnification.  The terms of Chemours executive D&O Indemnification Agreement are incorporated by reference herein, and shall apply to CONSULTANT to Services specifically requested and authorized under this Agreement.

12.Liability.

(a) Except as provided in clause (b):  (i) neither Party shall be liable to the other Party under this Agreement for any indirect, incidental, special, consequential or punitive damages; and (ii) the aggregate liability of either Party to the other Party for damages under this Agreement shall not exceed $250,000 or the aggregate charges under this Agreement, whichever is greater.

(b) The limitations of liability in clause (a) shall not apply to:  (i) breach of the "Confidential Information" Section by CONSULTANT or the obligations of either Party pursuant to the "Indemnification" Section.

11. Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the matters herein contained.  This agreement may be modified only by written agreement signed by the parties.

12.  Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of  Delaware without regard to its conflicts of laws rules. Each Party consents to the exclusive jurisdiction of, and service of process by, the United States District Court for Delaware or the state courts of Delaware with respect to this Agreement.

COMPANY

(Address)  By:  _________________________________ Date:  _______________

CONSULTANT

(Address) By:  ___________________________________   Date:  ______________

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